Exhibit 99.1 Media Inquiries: Investor Inquiries: Jeremiah Glodoveza John Nunziati 408-496-3190 408-562-3780 jglodoveza@avaya.com jfnunziati@avaya.com Avaya Reports Second Fiscal Quarter 2015 Financial Results • Revenue of $995 million • Operating Income of $83 million, Non-GAAP Operating Income(1) of $162 million • Adjusted EBITDA(1) of $208 million, 20.9% of revenue Santa Clara, Calif. — Thursday, May 7, 2015 – Avaya reported financial results for the second fiscal quarter ended March 31, 2015. Total revenue for the quarter was $995 million, down $84 million compared to the prior quarter. On a year over year basis revenue was down $65 million compared to the second quarter of fiscal 2014. After adjusting for fluctuations in foreign exchange rates, total revenue for the quarter was down 6 percent sequentially and 3 percent year-over-year. The sequential change was in line with recent seasonal patterns. For the quarter, adjusted EBITDA(1) was $208 million which compares to adjusted EBITDA of $239 million for the prior quarter and $185 million for the second quarter of fiscal 2014. GAAP operating income was $83 million and non-GAAP operating income was $162 million which compares to non-GAAP operating income of $193 million for the prior quarter and $142 million for the second quarter of fiscal 2014. The company was free cash flow positive for the quarter, with cash and cash equivalents totaling $332 million as of March 31, 2015. “Avaya’s fiscal second quarter performance demonstrated continued execution of our company transformation and we delivered revenue which was in line with the recent sequential seasonal pattern but below our expectations. Customer demand indicators remain positive with year- over-year improvement in most operational metrics and in our net promoter score. We are also advancing our financial position with a capital structure transaction,” said Kevin Kennedy, president and CEO. “Looking ahead, Avaya remains focused on our sales and marketing transformation and enhancing our portfolio of engagement solutions to increase our cloud, networking, and mid-market penetration and gain share in our existing markets.” Second Fiscal Quarter Highlights • Product book-to-bill for the quarter was greater than 1.0. Bookings for product and one-time services were essentially flat year-over-year in constant currency • The total future contracted value for private cloud and managed services increased 24 percent from the second quarter of fiscal 2014, ending the quarter at over $800 million dollars. • Revenue of $995 million, down by $84 million when compared to the prior quarter, of which $16 million was due to exchange rate fluctuations, and also down by $65 million when compared to the second quarter of fiscal 2014, of which $33 million was due to exchange rate fluctuations • Gross margin was 59.5% compared to 59.1% for the prior quarter and 56.3% for the second quarter of fiscal 2014 • Non-GAAP gross margin was 60.2% compared to 60.1% for the prior quarter and 58.6% for the second quarter of fiscal 2014 • Operating income was $83 million which compares to operating income of $104 million for the prior quarter and breakeven operating income for the second quarter of fiscal 2014 • Non-GAAP operating income was $162 million compared to non-GAAP operating income of $193 million for the prior quarter and $142 million for the second quarter of fiscal 2014 • Adjusted EBITDA was $208 million or 20.9% of revenue compared to $239 million or 22.2% of revenue for the prior quarter and $185 million or 17.5% of revenue for the second quarter of fiscal 2014 • For the second fiscal quarter, percentage of revenue by geography was: ‐ U.S. – 53% - EMEA – 27% ‐ Asia-Pacific – 11% - Americas International – 9% Conference Call and Webcast Avaya will host a conference call to discuss its financial results and Q&A at 3:00 p.m. PDT on May 7, 2015. On the call will be Kevin Kennedy, president and CEO, and Dave Vellequette, CFO. The call will be moderated by John Nunziati, senior director of investor relations. To join the live webcast and view supplementary materials, listeners should access the investor page of Avaya’s website (www.avaya.com/investors). Following the live webcast, a replay will be available at the same web address in the event archives. To access the live webcast by phone, dial 877-876-9177 in the U.S. or Canada and 785-424- 1666 for international callers, using the conference ID: AVQ215. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are connected prior to the start time.

A replay of the conference call will be available beginning at 6:00 p.m. PDT on May 7 through June 7, 2015, by dialing 800-757-4761 within the United States or 402-220-7215 outside the United States. About Avaya Avaya is a leading provider of solutions that enable customer and team engagement across multiple channels and devices for better customer experience, increased productivity and enhanced financial performance. Its world-class contact center and unified communications technologies and services are available in a wide variety of flexible on-premise and cloud deployment options that seamlessly integrate with non-Avaya applications. The Avaya Engagement Environment enables third parties to create and customize business applications for competitive advantage. Avaya’s fabric-based networking solutions help simplify and accelerate the deployment of business critical applications and services. For more information please visit www.avaya.com. Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology and include statements about our anticipated capital structure transaction. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter of fiscal 2015 see our Form 8-K filed with the SEC on February 9, 2014 at www.sec.gov.

Avaya Inc.
Consolidated Statements of Operations
(Unaudited; in millions)

	Three months ended March 31, 2015	Three months ended March 31, 2014	Six months ended March 31, 2015	Six months ended March 31, 2014
REVENUE				
Products	$ 487	$ 532	$ 1,036	$ 1,106
Services	508	528	1,038	1,085
	995	1,060	2,074	2,191
COSTS				
Products:				
Costs (exclusive of amortization of acquired technology intangible assets)	182	206	385	434
Amortization of acquired technology intangible assets	7	14	16	28
Services	214	243	443	492
	403	463	844	954
GROSS PROFIT	592	597	1,230	1,237
OPERATING EXPENSES				
Selling, general and administrative	356	397	730	790
Research and development	86	101	174	196
Amortization of acquired intangible assets	57	57	114	115
Restructuring charges, net	10	42	25	49
	509	597	1,043	1,150
OPERATING INCOME	83	-	187	87
Interest expense	(110)	(116)	(222)	(235)
Loss on extinguishment of debt	-	(4)	-	(4)
Other (expense) income, net	(1)	(2)	13	(1)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(28)	(122)	(22)	(153)
Benefit from (provision for) income taxes of continuing operations	6	(1)	3	(27)
LOSS FROM CONTINUING OPERATIONS	(22)	(123)	(19)	(180)
Income from discontinued operations, net of income taxes	-	27	-	30
NET LOSS	$ (22)	$ (96)	$ (19)	$ (150)

March 31, 2015 September 30, 2014 ASSETS Current assets: Cash and cash equivalents 332$ 322$ Accounts receivable, net 688 745 Inventory 190 197 Deferred income taxes, net 23 24 Other current assets 216 211 TOTAL CURRENT ASSETS 1,449 1,499 Property, plant and equipment, net 278 281 Deferred income taxes, net 47 52 Acquired intangible assets, net 1,093 1,224 Goodwill 4,053 4,047 Other assets 91 99 TOTAL ASSETS 7,011$ 7,202$ LIABILITIES Current liabilities: Debt maturing within one year 19$ 19$ Accounts payable 384 416 Payroll and benefit obligations 217 228 Deferred revenue 722 668 Business restructuring reserve, current portion 95 86 Other current liabilities 235 254 TOTAL CURRENT LIABILITIES 1,672 1,671 Long-term debt 5,920 5,949 Pension obligations 1,395 1,535 Other postretirement obligations 266 273 Deferred income taxes, net 255 249 Business restructuring reserve, non-current portion 70 119 Other liabilities 410 475 TOTAL NON-CURRENT LIABILITIES 8,316 8,600 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,973 2,962 Accumulated deficit (4,850) (4,831) Accumulated other comprehensive loss (1,100) (1,200) TOTAL STOCKHOLDER'S DEFICIENCY (2,977) (3,069) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 7,011$ 7,202$ Avaya Inc. (Unaudited; in millions) Consolidated Balance Sheets

2015 2014 Net cash (used for) provided by: Net loss (19)$ (150)$ Income from discontinued operations, net of income taxes - 30 Loss from continuing operations (19) (180) Adjustments to loss from continuing operations for non-cash items 184 240 Changes in operating assets and liabilities (20) (28) Continuing operating activities 145 32 Discontinued operating activities - 4 Operating activities 145 36 Investing activities (60) 89 Financing activities (46) (28) Effect of exchange rate changes on cash and cash equivalents (29) (1) Net increase in cash and cash equivalents 10 96 Cash and cash equivalents at beginning of period 322 288 Cash and cash equivalents at end of period 332$ 384$ Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) Six months ended March 31,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) June 30, 2014 Sept. 30, 2014 Dec. 31, 2014 2015 2014 2015 2014 Amount Pct. Pct., net of FX impact Revenue by Segment 450$ 520$ 481$ GCS 440$ 476$ 44% 45% (36)$ -8% -5% 61 59 68 Networking 47 56 5% 5% (9) -16% -14% 511 579 549 Total ECS product revenue 487 532 49% 50% (45) -8% -6% 543 547 530 AGS 508 528 51% 50% (20) -4% 0% 1,054$ 1,126$ 1,079$ Total revenue 995$ 1,060$ 100% 100% (65)$ -6% -3% Revenue by Geography 543$ 588$ 572$ U.S. 531$ 532$ 53% 50% (1)$ 0% 0% International: 297 321 301 EMEA 266 313 27% 29% (47) -15% -8% 108 111 101 APAC - Asia Pacific 104 112 11% 11% (8) -7% -5% 106 106 105 94 103 9% 10% (9) -9% 0% 511 538 507 Total International 464 528 47% 50% (64) -12% -6% 1,054$ 1,126$ 1,079$ Total revenue 995$ 1,060$ 100% 100% (65)$ -6% -3% Three Months Ended Mix Americas International - Canada and Latin America Revenues Change Three Months Ended March 31,

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (GAAP), including adjusted EBITDA, non-GAAP gross margin as a percentage of revenue, and non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization and excludes the results of discontinued operations for all periods presented. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization. Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company's ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended March 31,		Six months ended March 31,	
	2015	2014	2015	2014
Loss from continuing operations	$ (22)	$ (123)	$ (19)	$ (180)
Interest expense	110	116	222	235
Interest income	(1)	(1)	(1)	(1)
(Benefit from) provision for income taxes	(6)	1	(3)	27
Depreciation and amortization	92	118	186	237
EBITDA	173	111	385	318
Restructuring charges, net	10	42	25	49
Sponsors' fees	2	2	4	4
Integration-related costs	-	2	1	4
Loss on extinguishment of debt	-	4	-	4
Third-party fees expensed in connection with the debt modification	-	2	-	2
Non-cash share-based compensation	4	8	11	14
Change in certain tax indemnifications	-	(3)	(9)	(3)
Venezuela hyperinflationary and devaluation charges	-	2	-	2
Loss (gain) on foreign currency transactions	1	2	(5)	-
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	17	13	34	26
Other	1	-	1	2
Adjusted EBITDA	$ 208	$ 185	$ 447	$ 422

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended				
	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 597	$ 607	$ 655	$ 638	$ 592
Gross Margin - Adjusted for discontinued operations	56.3%	57.6%	58.2%	59.1%	59.5%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	9	7
Share-based compensation	4	3	3	2	-
Incremental accelerated depreciation associated with vacating a facility	6	-	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 621	$ 624	$ 672	$ 649	$ 599
Non-GAAP Gross Margin - Adjusted for discontinued operations	58.6%	59.2%	59.7%	60.1%	60.2%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ -	$ 48	$ 62	$ 104	$ 83
Percentage of Revenue	0.0%	4.6%	5.5%	9.6%	8.3%
Items excluded:					
Amortization of acquired intangible assets	71	70	70	66	64
Restructuring and impairment charges, net	42	45	71	15	10
Integration-related costs	2	1	3	1	-
Divestiture-related costs	-	2	-	-	-
Share-based compensation	8	6	5	7	4
Incremental accelerated depreciation associated with vacating certain facilities	19	-	-	-	-
Resolution of certain legal matters	-	8	-	-	-
Other	-	-	1	-	1
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 142	$ 180	$ 212	$ 193	$ 162
Non-GAAP Operating Margin - Adjusted for discontinued operations	13.4%	17.1%	18.8%	17.9%	16.3%

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 532	$ 511	$ 579	$ 549	$ 487
Costs (exclusive of amortization of acquired technology intangible assets)	206	199	221	203	182
Amortization of acquired technology intangible assets	14	14	14	9	7
GAAP Gross Profit	312	298	344	337	298
GAAP Gross Margin	58.6%	58.3%	59.4%	61.4%	61.2%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	9	7
Incremental accelerated depreciation associated with vacating a facility	3	-	-	-	-
Non-GAAP Gross Profit	$ 329	$ 312	$ 358	$ 346	$ 305
Non-GAAP Gross Margin	61.8%	61.1%	61.8%	63.0%	62.6%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 528	$ 543	$ 547	$ 530	$ 508
Costs	243	234	236	229	214
GAAP Gross Profit	285	309	311	301	294
GAAP Gross Margin	54.0%	56.9%	56.9%	56.8%	57.9%
Items excluded:					
Share-based compensation	4	3	3	2	-
Incremental accelerated depreciation associated with vacating a facility	3	-	-	-	-
Non-GAAP Gross Profit	$ 292	$ 312	$ 314	$ 303	$ 294
Non-GAAP Gross Margin	55.3%	57.5%	57.4%	57.2%	57.9%